SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 14, 2006

Northern States Power Company
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-31387	41-1967505
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Mpls, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 14, 2006, Northern States Power Company (“NSP-Minnesota”), entered into a new credit agreement.  NSP-Minnesota’s new $500 million facility replaced its $450 million credit facility scheduled to terminate on April 21, 2010.  NSP-Minnesota’s new credit agreement is with JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, The Bank of New York, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, and Wells Fargo, National Association, as Documentation Agents, and the several lenders thereto.

The credit facility is unsecured, has a five-year term, contains extension provisions and, under certain circumstances, may be increased by $100 million.   The facility permits borrowings at interest rates equal to the Eurodollar rate, plus a margin of 0.20 percent to 0.875 percent, or an alternate base rate. The facility also provides for a commitment fee that ranges from 0.05 percent to 0.175 percent.  Interest rates and commitment fees are based on NSP-Minnesota’s then-current senior unsecured credit ratings.   Advances under the facility are subject to certain conditions precedent, including the accuracy in all material respects of certain representations and warranties and the absence of any default or unmatured default.  Advances will be used for general corporate purposes, including as back-up for NSP-Minnesota’s commercial paper program and for letters of credit.

The facility has one financial covenant, requiring that the debt to total capitalization ratio be less than or equal to 65 percent.  The facility also contains covenants, which restrict NSP-Minnesota and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of liens and transactions with affiliates. The facility is subject to acceleration upon the occurrence of any default, including acceleration of indebtedness of $50 million or more in the aggregate, change of control (as defined in the credit agreement), nonpayment of judgments in excess of $50 million, and the occurrence of certain Employee Retirement Income Security Act of 1974 and bankruptcy events.

As of December 18, 2006, NSP-Minnesota had availability under the credit agreement of  $461 million.

For further information regarding the terms of the facility, see the credit agreement, which is filed as Exhibit 99.01 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.01

$500,000,000 CREDIT AGREEMENT among NORTHERN STATES POWER COMPANY, as Borrower, The Several Lenders from Time to Time Parties Hereto, THE BANK OF NEW YORK, THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, and WELLS FARGO, NATIONAL ASSOCIATION as Documentation Agents, BARCLAYS BANK PLC, as Syndication Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent Dated as Of December 14, 2006. (Incorporated by reference to Exhibit 99.02 to Form 8-K of Xcel Energy, file number 1-3034, dated December 14, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern States Power Company
(a Minnesota Corporation)

/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

December 20, 2006